Exhibit 21

Horace Mann Educators Corporation
Insurance Subsidiaries, Other Significant Subsidiaries and
Their Respective States of Incorporation or Organization
December 31, 2020

Insurance Subsidiaries:

Educators Life Insurance Company of America - Illinois
Horace Mann Insurance Company - Illinois
Horace Mann Life Insurance Company - Illinois
Horace Mann Lloyds - Texas
Horace Mann Property & Casualty Insurance Company - Illinois
National Teachers Associates Life Insurance Company - Texas
NTA Life Insurance Company of New York - New York
Teachers Insurance Company - Illinois

Other Subsidiaries:

ABM Service Corporation - Delaware
BCG Securities, Inc. - Pennsylvania
Benefit Consultants Group, Inc. - Pennsylvania
Horace Mann Investors, Inc. - Maryland
Horace Mann Lloyds Management Corporation - Texas
Horace Mann MGA and Brokerage of Florida Inc. - Florida
Horace Mann Service Corporation - Illinois
National Teacher Associates, Inc. - Delaware
National Teacher Associates of New York, Inc. - New York
NTA Life Business Services Group, Inc. - Delaware
NTA Life Enterprises, LLC - Texas
NTA Life Holdings, Inc. - Texas
NTA Life Management, Inc. - Texas
NTA Life Marketing, Inc. - Delaware
NTA Life Micronix, Inc. - Texas